UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2018

Stemline Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35619	45-0522567
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

750 Lexington Avenue

Eleventh Floor

New York, New York 10022

(Address of Principal Executive Offices)

(646) 502-2310

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act.

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐         Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2018 annual meeting of stockholders of Stemline Therapeutics, Inc. (“Stemline”) was held on June 21, 2018. The following matters were voted on by the stockholders: (i) the election of five directors; (ii) the ratification of the appointment of Ernst & Young LLP as Stemline’s independent registered public accounting firm for the year ending December 31, 2018; and (iii) the approval of an amendment to Stemline’s 2016 Equity Incentive Plan to increase the number of authorized shares issuable by 2,900,000 shares.

Item 1: Election of directors:

Nominee	Total Votes For	Total Votes Withheld	Broker Non-Votes
Ivan Bergstein	19,928,914	631,444	4,882,449
Alan Forman	18,264,343	2,296,015	4,882,449
Mark Sard	20,545,384	14,974	4,882,449
Darren Cline	20,545,284	15,074	4,882,449
Daniel Hume	20,545,345	15,013	4,882,449

Item 2: Ratification of the appointment of Ernst & Young LLP as Stemline’s independent registered public accounting firm for the year ending December 31, 2018:

Total Votes For	Total Votes Against	Abstention	Broker Non-Votes
25,430,520	7,508	4,779	0

Item 3: Vote to approve an amendment to Stemline’s 2016 Equity Incentive Plan to increase the number of authorized shares issuable by 2,900,000 shares:

Total Votes For	Total Votes Against	Abstention	Broker Non-Votes
13,039,687	7,498,535	22,136	4,882,449

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stemline Therapeutics, Inc.
(Registrant)

Date: June 22, 2018

	By:	/s/ Kenneth Hoberman
Kenneth Hoberman
Chief Operating Officer